EXHIBIT 5.1

WRITER'S DIRECT DIAL NUMBER 212-373-3000 WRITER'S DIRECT FACSIMILE 212-757-3990 WRITER'S DIRECT E-MAIL ADDRESS

May 15, 2020

The Children’s Place, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094

Registration Statement on Form S‑8
Ladies and Gentlemen:
We have acted as special counsel to The Children’s Place, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S‑8 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”).  You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration under the Act of the offer and sale of up to 600,000 shares of the Company’s common stock, par value $0.10 per share (the “Shares”), that may be issued by the Company pursuant to The Children’s Place, Inc. Fourth Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”).

2

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.          the Registration Statement;

2.          the 2011 Plan;

3.          the Amended and Restated Certificate of Incorporation of the Company, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2016; and

4.          the Sixth Amended and Restated By-Laws of the Company, included as Exhibit 3.2 to the Company’s Current Report on Form 8‑K filed with the Commission on June 7, 2016

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below.  We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

3

In our examination of the documents referred to above, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of all individuals who have executed any of the documents reviewed by us, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, (v) the authenticity of all the latter documents and (vi) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when issued in accordance with the terms of the 2011 Plan and any applicable award agreement under the 2011 Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware.  Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

4

We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP